Exhibit 4.2.1

EXECUTION VERSION

AMENDMENT NO. 1

AMENDMENT NO. 1, dated as of June 30, 2016 (this “Amendment”), to the Term Loan Credit Agreement dated as of March 24, 2015 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”) among HEADWATERS INCORPORATED, a Delaware corporation (the “Borrower”), the Guarantors party to the Credit Agreement from time to time, DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”) and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”).  Deutsche Bank Securities Inc. shall be the sole lead arranger in respect of this Amendment (the “Arranger”).  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, Section 10.01 of the Credit Agreement permits the Credit Agreement to be amended with consent of the Administrative Agent, the Borrower and the Lenders providing the relevant replacement term loans to permit the refinancing of all or any portion of outstanding Term Loans of any Class with replacement term loans;

WHEREAS, the Borrower desires, pursuant to Section 10.01 of the Credit Agreement, to refinance all of the outstanding Term B Loans with Term B-1 Loans (as defined in the Credit Agreement, as amended hereby) under the Credit Agreement having identical terms with and having the same rights and obligations under the Loan Documents as, and in the same aggregate outstanding principal amount as, the Term B Loans being refinanced hereby, as set forth in the Credit Agreement and Loan Documents, except as such terms are amended hereby;

WHEREAS, each Term Lender that executes and delivers a consent substantially in the form of Exhibit A hereto (a “Consent”) to exchange all (or such lesser amount allocated to it by the Lead Arranger) of its outstanding Term B Loans for Term B-1 Loans upon effectiveness of this Amendment and thereafter become a Term B-1 Lender (as defined in the Credit Agreement, as amended hereby), shall be deemed have consented to this Amendment;

WHEREAS, each Person that executes and delivers a joinder to this Amendment substantially in the form of Exhibit B (a “Joinder”) as an Additional Term B-1 Lender (as defined in the Credit Agreement, as amended hereby) will make to the Borrower on the Amendment No. 1 Effective Date (as defined herein), Term B-1 Loans in the amount set forth on the signature page of such Person’s Joinder equal to such Additional Term B-1 Lender’s Additional Term B-1 Commitment (as defined in the Credit Agreement, as defined herein), the proceeds of which will be used by the Borrower to repay in full the outstanding principal amount of Non-Exchanged Term Loans (as defined in the Credit Agreement, as amended hereby);

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.                                          Amendments Relating to the Term B-1 Loans.

Effective as of the Amendment No. 1 Effective Date, the Credit Agreement is hereby amended as follows:

(a)                                 The following defined terms shall be added to Section 1.01 of the Credit Agreement in alphabetical order:

“Additional Term B-1 Lender” means a Person with an Additional Term B-1 Commitment to make Additional Term B-1 Loans to the Borrower on the Amendment No. 1 Effective Date.

“Additional Term B-1 Loan” means a Loan that is made pursuant to Section 2.01(c) of the Credit Agreement on the Amendment No. 1 Effective Date.

“Additional Term B-1 Commitment” means, with respect to an Additional Term B-1 Lender, the commitment of such Additional Term B-1 Lender to make an Additional Term B-1 Loan on the Amendment No. 1 Effective Date, in the amount set forth on the signature page of such Additional Term B-1 Lender to the Amendment No. 1 Joinder executed by such Additional Term B-1 Lender.  The aggregate amount of the Additional Term B-1 Commitments of all Additional Term B-1 Lenders shall equal the outstanding aggregate principal amount of Non-Exchanged Term Loans.

“Amendment No. 1” means Amendment No. 1 to the Credit Agreement dated as of the Amendment No. 1 Effective Date.

“Amendment No. 1 Effective Date” means June 30, 2016, the date on which all conditions precedent set forth in Section 3 of Amendment No. 1 are satisfied.

“Amendment No. 1 Joinder” means the Joinder Agreement dated as of the Amendment No. 1 Effective Date among the Borrower, the Administrative Agent and each Additional Term B-1 Lender.

“Exchanged Term Loans” means the outstanding principal amount of each Term B Loan originally extended on the Closing Date (or portion thereof) as to which the Rollover Lender thereof has consented to exchange into a Term B-1 Loan and the Arranger has allocated into a Term B-1 Loan.

“Non-Exchanged Term Loan” means each Term B Loan extended on the Closing Date (or portion thereof) other than an Exchanged Term Loan.

“Rollover Term Lender” means each Term Lender with a Term B Loan extended on the Closing Date (or portion thereof) that has consented to exchange the outstanding principal amount of such Term B Loan into a Term B-1 Loan, and that has been allocated such Term B-1 Loan by the Arranger.

“Term B-1 Lender” means, at any time, a Lender that has a Term B-1 Commitment, and Additional Term B-1 Commitment or a Term B-1 Loan at such time.

“Term B-1 Loan” means an Additional Term B-1 Loan or a Loan that is deemed made pursuant to Section 2.01(b).  The Term B-1 Loans shall have the same terms as the Term Loans as set forth in the Credit Agreement and Loan Documents before giving effect to Amendment No. 1, except as modified by Amendment No. 1; it being understood that the Term B-1 Loans (and all principal, interest and other amounts in respect thereof) will constitute “Obligations” under the Credit Agreement and the other Loan Documents and shall have the same rights and obligations under the Credit Agreement and Loan Documents as the Term Loans prior to the Amendment No. 1 Effective Date, except as modified by Amendment No. 1. The aggregate principal amount of Term B-1 Loans on the Amendment No. 1 Effective Date shall be $421,812,500.00.

“Term B-1 Commitment” means, with respect to a Term Lender, the agreement of such Term Lender pursuant to a Consent to Cashless Roll in the form attached as Exhibit A to Amendment No. 1, to exchange the entire principal amount of its Term Loans (or such lesser amount allocated to it by the Arranger) for an equal principal amount of Term B-1 Loans on the Amendment No. 1 Effective Date.

(b)                                 All references to “Term B Loan,” “Term B Commitment” and “Term Lender” in the Credit Agreement and the Loan Documents shall be deemed to be references to “Term B-1 Loan,” “Term B-1 Commitment” and “Term B-1 Lender,” respectively (other than any such references contained in (i) the introductory paragraphs to the Credit Agreement, (ii) Amendment No. 1, (iii) Section 2.01, (iv) Section 2.07 (clause (A) only), (v) Section 2.08(d), (vi) Section 2.09(b), (vii) Section 4.01 and (viii) Section 6.17).

(c)                                  The first sentence of the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended by deleting clauses (a) and (b) of such sentence and replacing them with the following:

“(a) for Eurocurrency Rate Loans, 3.00% and (b) for Base Rate Loans, 2.00%.”

(d)                                 The definition of “Loan Documents” in Section 1.01 of the Credit Agreement is hereby amended by deleting the word “and” prior to “Extension Amendment” and adding immediately prior to the period therein, “ and Amendment No. 1 and Amendment No. 1 Joinder”.

(e)                                  Section 2.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 2.01.                                                        The Loans.

(a)                                 Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make to the Borrower on the Closing Date one or more Borrowings denominated in Dollars in an aggregate amount not to exceed, at any time outstanding, the amount of such Term Lender’s Term Commitment.  Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.  Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(b)                                 Subject to the terms and conditions set forth herein, each Rollover Term Lender severally agrees to exchange its Exchanged Term Loans for a like principal amount of Term B-1 Loans on the Amendment No. 1 Effective Date.  Amounts exchanged under this 2.01(b) and repaid or prepaid may not be reborrowed.

(c)                                  Subject to the terms and conditions set forth herein, each Additional Term B-1 Lender severally agrees to make to the Borrower on the Amendment No. 1 Effective Date an Additional Term B-1 Loan in the principal amount equal to its Additional Term B-1 Commitment.  The Borrower hereby instructs the Administrative Agent and the Arranger to cause the gross proceeds of the Additional Term B-1 Loans to be applied to refinance the Non-Exchanged Term Loans (as contemplated under Section 10.01 hereof) with a like amount of such gross proceeds, concurrently with the receipt thereof.  The Term B-1 Term Commitment of each Additional Term B-1 Lender shall be automatically and permanently reduced to $0 upon the funding of Additional Term B-1 Loans to be made by it on the Amendment No. 1 Effective Date.”

(f)                                   Section 2.05(a)(vi) of the Credit Agreement is hereby amended by replacing the first sentence in such Section with the following:

“Notwithstanding the foregoing, in the event that, on or prior to the date that is six (6) months after the Amendment No. 1 Effective Date, the Borrower (x) prepays, refinances, substitutes or replaces any Term B-1 Loans pursuant to a Repricing Transaction (including, for avoidance of doubt, any prepayment made pursuant to Section 2.05(b)(iii) that constitutes a Repricing Transaction), or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term Lenders, (I) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the Term B Loans so prepaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable Term B Loans outstanding immediately prior to such amendment.”

(g)                                  Section 2.08 of the Credit Agreement is hereby amended by inserting the following as a new clause (d) at the end of such Section:

“(d)                           The Borrower shall pay to the Term Lenders immediately prior to the effectiveness of Amendment No. 1 all accrued and unpaid interest on the Term Loans to, but not including, the Amendment No. 1 Effective Date on such Amendment No. 1 Effective Date.”

(h)                                 Section 5.18 of the Credit Agreement is hereby amended by adding the following sentence to the end of such Section:

“(f)                             The Borrower will use the proceeds of all Term B-1 Loans to refinance the Term B Loans.”

Section 2.                                          Representations and Warranties.

The Borrower represents and warrants to the Lenders as of the date hereof and the Amendment No. 1 Effective Date that:

(a)                                 Immediately before and after giving effect to this Amendment, the representations and warranties of each Loan Party contained in Article V of the Credit Agreement and in each other Loan Document are true and correct in all material respects on and as of the Amendment No. 1 Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date; provided that any representation or warranty that is qualified by “materiality,” “Material Adverse Effect” or similar language is true and correct (after giving effect to such qualification) in all respects as of such respective date, except that for purposes of this Section 2, the representations and warranties contained in Section 5.05(a) of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished prior to the Amendment No. 1 Effective Date or pursuant to Section 6.01(a) and Section 6.01(b) of the Credit Agreement.

(b)                                 At the time of and after giving effect to this Amendment, no Default exists or will result from the Borrowing of Term B-1 Loans or the application of proceeds therefrom.

Section 3.                                          Conditions to Effectiveness.

This Amendment shall become effective on the date on which each of the following conditions is satisfied:

(a)                                 The Administrative Agent’s receipt of the following, each of which shall be originals or pdf copies or other facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party each in form and substance reasonably satisfactory to the Administrative Agent:

(1)                                 a Committed Loan Notice in accordance with the requirements of the Credit Agreement;

(2)                                 executed counterparts of this Amendment;

(3)                                 unless otherwise waived, or deemed to be a post-closing obligation, by the Administrative Agent with respect to Loan Parties other than the Borrower,

such certificates of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization of each Loan Party, certificates of resolutions or other corporate or limited liability company, action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party or is to be a party on the Amendment No. 1 Effective Date;

(4)                                 an opinion from (A) Pillsbury Winthrop Shaw Pittman LLP, New York counsel to the Loan Parties and (B), unless waived, or deemed to be a post-closing obligation, by the Administrative Agent, each local counsel listed on Schedule 3(a)(5);

(5)                                 copies of a recent Lien, tax and judgment searches in each jurisdiction and/or office reasonably requested by the Administrative Agent with respect to the Loan Parties; and

(6)                                 a certificate signed by a Responsible Officer of the Borrower certifying as to the satisfaction of the conditions set forth in paragraphs (e) and (f) of this Section 3 and that the Term B-1 Loans meet the requirements and conditions to be Replacement Term Loans.

(b)                                 The aggregate principal amount of the Exchanged Term Loans plus the aggregate principal amount of the Additional Term B-1 Commitments shall equal the aggregate principal amount of the outstanding Term B Loans immediately prior to the effectiveness of this Amendment.

(c)                                  The Borrower shall have paid to the Administrative Agent, for the ratable account of the Term Lenders immediately prior to the Amendment No. 1 Effective Date, all accrued and unpaid interest on the Term Loans to, but not including, the Amendment No. 1 Effective Date on the Amendment No. 1 Effective Date.

(d)                                 All reasonable and documented out-of-pocket fees and expenses due to the Administrative Agent and the Arranger required to be paid on the Amendment No. 1 Effective Date (including pursuant to Section 4 hereof) shall have been paid.

(e)                                  No Default or Event of Default shall exist, or would result from the Amendment and related Credit Extension or from the application of the proceeds therefrom.

(f)                                   The representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement and Section 2 of this Amendment shall be true and correct in all material respects (or, if qualified by “materiality,” “Material Adverse

Effect” or similar language, in all respects (after giving effect to such qualification)) on and as of the Closing Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date, except that the representations and warranties contained in Section 5.05(a) of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished prior to the Amendment No. 1 Effective Date or pursuant to Section 6.01(a) and Section 6.01(b) of the Credit Agreement.

(g)                                  To the extent requested by a Term B-1 Lender in writing not less than three (3) Business Days prior to the Amendment No. 1 Effective Date, the Administrative Agent shall have received, prior to the effectiveness of this Amendment, all documentation and other information with respect to the Borrower required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

(h)                                 The Administrative Agent shall have received the executed counterparts of the Joinder executed by the Borrower and each Additional Term B-1 Lender.

(i)                                     The Administrative Agent shall have received a completed Life-of-Loan Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto) and if any improvements on any Mortgaged Property are located within an area designated a “flood hazard area,” evidence of such flood insurance as may be required under Section 6.07 of the Credit Agreement.

The Administrative Agent shall notify the Borrower and the Lenders of the Amendment No. 1 Effective Date and such notice shall be conclusive and binding.

Section 4.                                          Expenses.

The Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses incurred by them in connection with this Amendment, including the reasonable and documented fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent.

Section 5.                                          Post-Closing Obligation.

Within ninety (90) days after the Amendment No. 1 Effective Date, unless waived or extended by the Administrative Agent in its sole discretion, with respect to each real property encumbered by a Mortgage, the Administrative Agent shall have received, with respect to the existing Mortgages, the following, in each case in form and substance reasonably acceptable to the Administrative Agent, either:

(a)                                 email correspondence provided to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent, from local counsel in the jurisdiction in which the real property encumbered by a Mortgage is located substantially to the effect that:

(i)                                     the recording of the existing Mortgage is the only filing or recording necessary to give constructive notice to third parties of the lien created by such Mortgage as security for the Secured Obligations (as defined in the Mortgage), including the Secured Obligations evidenced by this Amendment, and the other documents executed in connection therewith, for the benefit of the Secured Parties (as defined in the Mortgage); and

(ii)                                  no other documents, instruments, filings, recordings, rerecordings, re-filings or other actions, including, without limitation, the payment of any mortgage recording taxes or similar taxes, are necessary or appropriate under applicable law in order to maintain the continued enforceability, validity or priority of the Lien created by such Mortgage as security for the Secured Obligations, including the Secured Obligations evidenced by this Amendment, and the other documents executed in connection therewith, for the benefit of the Secured Parties; or

(b)                                 such other documentation with respect to each real property encumbered by a Mortgage, in each case in form and substance reasonably acceptable to the Administrative Agent, as shall confirm the enforceability, validity and perfection of the lien in favor of the Secured Parties, including, if reasonably determined to be necessary or advisable by the Administrative Agent:

(i)                                     an amendment to the existing Mortgage (the “Mortgage Amendment”) to reflect the matters set forth in this Amendment, duly executed and acknowledged by the applicable Loan Party, and in form for recording in the recording office where such Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law;

(ii)                                  a favorable opinion, addressed to the Administrative Agent and the Secured Parties covering, in form and substance acceptable to the Administrative Agent;

(iii)                               a date down endorsement to the existing title policy, which shall be in form and substance reasonably satisfactory to the Administrative Agent and reasonably assure the Administrative Agent as of the date of such endorsement that the real property subject to the lien of such Mortgage is free and clear of all defects and encumbrances except those Liens permitted under such Mortgage (for the avoidance of doubt, for title policies related to real property in Texas, the form T-38 endorsement and/or a title search shall satisfy this requirement);

(iv)                              evidence of payment by the Borrower of all search and examination charges escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgage Amendment referred to above; and

(v)                                 such affidavits, certificates, information and instruments of indemnification as shall be required to induce the title insurance company to issue the endorsement to the title policy contemplated in this Section and evidence of payment of all applicable title insurance premiums, search and examination charges, mortgage recording taxes and related charges required for the issuance of the endorsement to the title policy contemplated in this Section.

Section 6.                                          Counterparts.

This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

Section 7.                                          Governing Law and Waiver of Right to Trial by Jury.

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.  The jurisdiction and waiver of right to trial by jury provisions in Sections 10.15(b) and 10.16 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

Section 8.                                          Headings.

The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9.                                          Effect of Amendment and Reaffirmation.

Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Each Guarantor hereby expressly reaffirms, as of the date hereof, its guarantee of the Obligations under the Guaranty and each Loan Party hereby expressly reaffirms, as of the date hereof, its grant of Liens on the Collateral to secure the Obligations pursuant to the Collateral Documents.  Neither the modification of the Credit Agreement effected pursuant to this Amendment, nor the execution, delivery, performance or effectiveness of this Amendment (i) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and all such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred or (ii) except as contemplated pursuant to Section 5, requires that any new filings be made or other action taken to perfect or maintain the perfection of such Liens.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

HEADWATERS INCORPORATED

By:	/s/ Donald P. Newman
Name: Donald P. Newman
Title: Chief Financial Officer

EACH OF THE GUARANTORS LISTED ON SCHEDULE 1.01A HERETO

By:	/s/ Scott Jackson
Name: Scott Jackson
Title: Treasurer

[SIGNATURE PAGE TO AMENDMENT NO. 1]

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:	/s/ Patrick Gallagher
Name: Patrick Gallagher
Title: Director

By:	/s/ Christopher Blum
Name: Christopher Blum
Title: Managing Director

[SIGNATURE PAGE TO AMENDMENT NO. 1]

EXHIBIT A

CONSENT TO CASHLESS ROLL

CONSENT TO CASHLESS ROLL (this “Consent”) in connection with Amendment No. 1 (“Amendment”) to that certain Term Loan Credit Agreement, dated as of March 24, 2015 (the “Credit Agreement”), by and among Headwaters Incorporated (the “Borrower”), Deutsche Bank AG New York Branch, as Administrative Agent (the “Administrative Agent”), the Lenders from time to time party thereto and the other parties thereto.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Amendment.

Existing Term Lenders / Cashless Settlement

The undersigned Term Lender hereby irrevocably and unconditionally consents to convert 100% of the outstanding principal amount of the Term B Loan held by such Lender (or such lesser amount allocated to such Lender by the Arranger) into a Term B-1 Loan in a like principal amount via a cashless roll.

IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered by a duly authorized officer.

Date: June , 2016

,
as a Lender (type name of the legal entity)

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

EXHIBIT B

JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of June [•], 2016 (this “Agreement”), by and among DEUTSCHE BANK AG NEW YORK BRANCH (the “Term B-1 Lender”), HEADWATERS INCORPORATED (the “Borrower”), and DEUTSCHE BANK AG NEW YORK BRANCH (the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Term Loan Credit Agreement, dated as of March 24, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), HEADWATERS INCORPORATED, a Delaware corporation (the “Borrower”), the Guarantors party to the Credit Agreement from time to time, DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”) and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement (as amended by Amendment No. 1));

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish an Additional Term B-1 Commitment (the “Additional Term B-1 Commitments”) with existing Term Lenders and/or Additional Term B-1 Lenders; and

WHEREAS, subject to the terms and conditions of the Credit Agreement, Additional Term B-1 Lenders shall become Lenders or provide Additional Term B-1 Commitments pursuant to one or more Joinder Agreements;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each Additional Term B-1 Lender hereby agrees to provide the Additional Term B-1 Commitment set forth on its signature page hereto pursuant to and in accordance with Section 2.01(c) of the Credit Agreement.  The Additional Term B-1 Commitment provided pursuant to this Agreement shall be subject to all of the terms in the Credit Agreement and to the conditions set forth in the Credit Agreement, and shall be entitled to all the benefits afforded by the Credit Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guaranty and security interests created by the Collateral Documents.

Each Additional Term B-1 Lender, the Borrower and the Administrative Agent acknowledge and agree that the Additional Term B-1 Commitment provided pursuant to this Agreement shall constitute a Term B-1 Commitment for all purposes of the Credit Agreement and the other applicable Loan Documents.  Each Additional Term B-1 Lender hereby agrees to make an Additional Term B-1 Loan to the Borrower in an amount equal to its Additional B-1

Term Commitment on the Amendment No. 1 Effective Date in accordance with Section 2.01(c) of the Credit Agreement.

Each Additional Term B-1 Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is not a Disqualified Institution, (iii) assuming it was being assigned its Additional Term B-1 Commitment as an assignee, it would meet all the requirements to be an assignee under Section 10.07(a) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.07(b) of the Credit Agreement as evidenced by the signatures of the Administrative Agent and the Borrower below), (b) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein including the most recent financial statements delivered pursuant to Section 6.01(a) of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Additional Term B-1 Lender or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender and shall be bound by the provisions of the Credit Agreement as a Lender thereunder.

Upon (i) the execution of a counterpart of this Agreement by each Additional Term B-1 Lender, the Administrative Agent and the Borrower and (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of telecopy or other electronic transmission) hereof, each of the undersigned Additional Term B-1 Lenders shall become Lenders under the Credit Agreement and shall have the respective Additional Term B-1 Commitment set forth on its signature page hereto, effective as of the Amendment No. 1 Effective Date.

For each Additional Term B-1 Lender, delivered herewith to the Administrative Agent are such duly completed and executed forms, certificates or any other documentation or evidence required to be delivered by it pursuant to the Credit Agreement, including but not limited to any documentation with respect to United States federal income tax withholding matters as such Additional Term B-1 Lender may be required to deliver to the Administrative Agent pursuant to Section 3.01 of the Credit Agreement.

This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of June [•], 2016.

DEUTSCHE BANK AG NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

Additional Term B-1 Commitments:

$[ ]

HEADWATERS INCORPORATED

By:
Name:
Title:

Accepted:

DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent

By:
Name:
Title:

SCHEDULE 1.01A

GUARANTORS

1.              Chihuahua Stone, LLC, a Utah limited liability company

2.              Dutch Quality Stone, Inc., an Ohio corporation

3.              Eldorado Stone LLC, a Utah limited liability company

4.              Eldorado Stone Operations, LLC, a Utah limited liability company

5.              FlexCrete Building Systems, L.C., a Utah limited liability company

6.              Gerard Roof Products, LLC, a Utah limited liability company

7.              Global Climate Reserve Corporation, a Utah corporation

8.              Headwaters Building Products, Inc., a Utah corporation

9.              Headwaters CM Holdings, LLC, a Delaware limited liability company

10.       Headwaters CM Services, LLC, a Utah limited liability company

11.       Headwaters Concrete Products, LLC, a Texas limited liability company

12.       Headwaters Concrete Products Louisiana, LLC, a Utah limited liability company

13.       Headwaters Construction Materials, LLC, a Delaware limited liability company

14.       Headwaters Energy Services Corp., a Utah corporation

15.       Headwaters Ethanol Operators, LLC, a Utah limited liability company

16.       Headwaters Heavy Oil, LLC, a Utah limited liability company

17.       Headwaters Plant Services, LLC, a Utah limited liability company

18.       Headwaters Resources, LLC, a Delaware limited liability company

19.       Headwaters Services, LLC, a Utah limited liability company

20.       Headwaters Stone, LLC, a Utah limited liability company

21.       Headwaters Technology Innovation Group, Inc., a Utah corporation

22.       HES Ethanol Holdings, LLC, a Utah limited liability company

23.       Metrotile Manufacturing, LLC, a Delaware limited liability company

24.       Quarry Stone, LLC, a Utah limited liability company

25.       Stonecraft Manufacturing, LLC, an Ohio limited liability company

26.       Synthetic Materials, LLC, a Utah limited liability company

27.       Tapco International Corporation, a Michigan corporation

SCHEDULE 3(a)(5)

LOCAL COUNSEL

1.              Strong & Hanni, PC